                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant|_|

Check the appropriate box:

|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                            ROCKY SHOES & BOOTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|      No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1) Title of each class of Securities to which transaction applies:

                  -------------------------------------------------------------
         2)       Aggregate number of securities to which transaction applies:

                  -------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  -------------------------------------------------------------
         4)       Proposed maximum aggregate value of transaction:

                  -------------------------------------------------------------
         5)       Total fee paid:

                  -------------------------------------------------------------

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

                  -------------------------------------------------------------
         2)       Form, Schedule or Registration Statement No.:

                  -------------------------------------------------------------
         3)       Filing Party:

                  -------------------------------------------------------------
         4)       Date Filed:

                  -------------------------------------------------------------

                            ROCKY SHOES & BOOTS, INC.
                              39 East Canal Street
                             Nelsonville, Ohio 45764

                                                                  April 14, 1997

Dear Shareholder:

         I am pleased to invite you to the Annual Meeting of Shareholders of Rocky Shoes & Boots, Inc. to be held on Tuesday, May 20, 1997, at 9:30 a.m., at Stuarts Opera House, located at 34 Public Square, Nelsonville, Ohio. Parking is available in Nelsonville at Rocky Shoes & Boots, Inc. at 39 East Canal Street, and directions and transportation to Stuarts Opera House will be available. We look forward to meeting all of our shareholders who are able to attend.

         At the Annual Meeting, you will be asked to elect Class I Directors and to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1997. A copy of the Proxy Statement and the proxy card are enclosed.

         It is very important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, please sign, date, and return your proxy card in the enclosed envelope at your earliest convenience. If you attend the meeting you may vote in person if you wish and your proxy will not be used.

         Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

                                                     Sincerely,

                                                     Mike Brooks
                                                     Chairman, President, and
                                                     Chief Executive Officer

                            ROCKY SHOES & BOOTS, INC.
                              39 East Canal Street
                             Nelsonville, Ohio 45764

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                  April 14, 1997

To Our Shareholders:

         The Annual Meeting of Shareholders of Rocky Shoes & Boots, Inc. will be held at Stuarts Opera House, located at 34 Public Square, Nelsonville, Ohio, on Tuesday, May 20, 1997, at 9:30 a.m. local time, for the following purposes:

(1) To elect four Class I Directors of the Company to serve for a two-year term expiring at the 1999 Annual Meeting of Shareholders.

(2) To ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997.

(3) To transact any other business which may properly come before the meeting or any adjournment thereof.

         You will be most welcome at the meeting, and we hope you can attend. Directors and officers of the Company and representatives of its independent public accountants will be present to answer your questions and to discuss its business.

         We urge you to execute and return the enclosed proxy as soon as possible so that your shares may be voted in accordance with your wishes. If you attend the meeting, you may vote in person and your proxy will not be used.

                                      By Order of the Board of Directors,

                                      Curtis A. Loveland
                                      Secretary



                     PLEASE SIGN AND MAIL THE ENCLOSED PROXY
                          IN THE ACCOMPANYING ENVELOPE
               NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

                           ROCKY SHOES & BOOTS, INC.
                              39 East Canal Street
                             Nelsonville, Ohio 45764

                          -----------------------------


                                 PROXY STATEMENT


                          -----------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 20, 1997

                          -----------------------------

         This Proxy Statement is furnished to the shareholders of Rocky Shoes & Boots, Inc. (the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held on May 20, 1997, and at any adjournment thereof. The enclosed proxy is solicited by the Board of Directors of the Company. This Proxy Statement and the enclosed proxy will be first sent or given to the Company's shareholders on approximately April 14, 1997.

         The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, or personal interview.

         The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by the Company prior to the meeting. The proxy will be voted FOR the nominees for director named herein and FOR the ratification of the appointment of Deloitte & Touche LLP as independent public accountants if no direction is made to the contrary. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by filing a written notice with the Secretary of the Company prior to the meeting. Shareholders who attend the meeting may vote in person and their proxies will not be used.

         Holders of record of Common Stock of the Company at the close of business on March 25, 1997, will be entitled to vote at the Annual Meeting. At that time, the Company had 3,822,605 shares of

Common Stock outstanding and entitled to vote. Each share of Common Stock outstanding on the record date entitles the holder to one vote on each matter submitted at the Annual Meeting. Holders of shares of Series A Convertible Non-Voting Preferred Stock ("Series A Preferred Stock") are not entitled to vote their shares at the Annual Meeting.

         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which typically include the election of directors and ratification of independent public accountants.

         The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of Common Stock at a meeting at which a quorum is present. Proxies that are marked "Withhold Authority" and broker non-votes will not be counted toward such nominee's achievement of a plurality and thus will have no effect. Each other matter to be submitted to the shareholders for approval or ratification at the Annual Meeting requires the affirmative vote of the holders of a majority of the Common Stock present and entitled to vote on the matter. For purposes of determining the number of shares of Common Stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.

ELECTION OF DIRECTORS

         The Company's Code of Regulations provides for a classified board of directors with two classes. Each class of directors consists, as nearly as practical, of one-half of the total number of directors. The total number of authorized directors has been fixed by the Board of Directors at eight. The Board of Directors proposes the election of all four incumbent directors at the 1997 Annual Meeting of Shareholders to continue their service as Class I Directors. The four incumbent Class II Directors will continue in office. The nominees for Class I Directors, if elected, will serve for a two-year term expiring at the 1999 Annual Meeting of Shareholders.

         Mike Brooks, Stanley I. Kravetz, Robert D. Stix, and James L. Stewart are currently Class I Directors of the Company and are being nominated by the Board of Directors for re-election as Class I Directors.

         It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Brooks, Kravetz, Stix, and Stewart as Class I Directors. In the event that any of the nominees for director should become unavailable, the number of directors of the Company may be decreased pursuant to the Code of Regulations, or the Board of Directors may designate a substitute nominee, in which event the shares represented by the enclosed proxy will be voted for such substitute nominee.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

         The following table sets forth for each nominee and each continuing director of the Company, such person's name, age, the year in which he or she became a director of the Company, and his or her position with the Company and the Company's subsidiaries, Five Star Enterprises Ltd. ("Five Star") and Lifestyle Footwear, Inc. ("Lifestyle"):

                                          CLASS I DIRECTORS
                                (NOMINEES - TERMS TO EXPIRE IN 1999)

                                                 DIRECTOR
           NAME                     AGE            SINCE                              POSITION
---------------------------      ---------      -----------       -----------------------------------------------
Mike Brooks                         50             1992           Director, Chairman of the Board, President, and
                                                                  Chief Executive Officer of the Company, Five
                                                                  Star, and Lifestyle

Stanley I. Kravetz                  64             1993           Director of the Company

Robert D. Stix                      68             1993           Director of the Company

James L. Stewart                    64             1996           Director of the Company

                                         CLASS II DIRECTORS
                                       (TERMS EXPIRE IN 1998)

                                                 Director
           NAME                     Age            Since                         Position
---------------------------      ---------      -----------       -----------------------------------------
Leonard L. Brown                    65             1993           Director of the Company

David Fraedrich                     47             1992           Director, Executive Vice President, Chief
                                                                  Financial Officer, and Treasurer of the
                                                                  Company, Five Star, and Lifestyle

Barbara Brooks Fuller               53             1992           Director of the Company; Vice President -
                                                                  Retail Sales of the Company

Curtis A. Loveland                  50             1993           Director and Secretary of the Company;
                                                                  Secretary of Five Star and Lifestyle

         Mike Brooks has served as Chairman, President, and Chief Executive Officer of the Company since August 1991. Mr. Brooks also has served Lifestyle as President since November 1988 and as Chairman and Chief Executive Officer since December 1992, and Five Star as President since March 1987, as Chairman since August 1991, and as Chief Executive Officer since December 1992. Mr. Brooks is a pattern engineering and shoe design graduate of the Ars Satoria in Milan, Italy. After employment with U.S. Shoe Corporation and various tanning companies, Mr. Brooks returned to the family shoe business in Nelsonville, Ohio, in 1975, serving first as Manager of Product Development and a national salesman and then, in 1984, as President. He has been a director of Footwear Industries of America since April 1986 and currently serves on the Executive Board as Chairman of that organization. He is the brother of Barbara Brooks Fuller.

         Stanley I. Kravetz has served as President of The Kravetz Group since its formation in December 1988. The Kravetz Group is a consulting company specializing in marketing, advertising, product management, venture management, and public relations. Mr. Kravetz began his career in the footwear industry in May 1976 as National Sales Manager of The Timberland Company and was promoted to Executive Vice President and became a director of The Timberland Company in 1977. In July 1985, Mr. Kravetz purchased The Frye Boot Company, which he sold to Reebok International Ltd. in May 1987. He continued in his position as President of The Frye Boot Company and also became President of The

Rockport Company, another subsidiary of Reebok International Ltd. In February 1988, Mr. Kravetz became Corporate Vice President of Reebok International Ltd. and served in this position until December 1988.

         Robert D. Stix has been retired since December 1995. Prior thereto, he served as General Manager of Operations of the Company from August 1994 through December 1995. Mr. Stix previously was associated with A.G. Edwards & Sons, Inc. as an investment advisor from August 1992 to August 1994. Prior to that time, Mr. Stix was an independent management consultant and public speaker on Japanese management techniques. Mr. Stix began his career in the shoe industry in 1953 with U.S. Shoe Corporation, where he held various positions, including Director of Manufacturing, with responsibility for 17 plants producing women's, men's, and children's shoes. From 1973 to 1977, Mr. Stix was employed in executive positions with Stride Rite Corporation and Gibson Greeting Cards, Inc. He returned to U.S. Shoe Corporation from 1977 to 1990, where he served in various manufacturing executive positions.

         James L. Stewart has served as the proprietor of Rising Wolf Ranch, Inc., a summer resort and a winter rehabilitation center for teenage boys involved with drug abuse. Mr. Stewart also consults various retail and catalog companies. Between 1984 and 1991, Mr. Stewart served as the President - C.E.O. of Dunns Inc. and as the Vice President and General Manager of Gander Mountain Inc. Prior thereto, he served Sears Roebuck & Co. for 28 years.

         Leonard L. Brown has served as President of Leonard L. Brown, Inc., a management consulting firm, since 1985, and as Managing Partner of L & O Realty Co., a private real estate investment company, since 1980. From 1974 to 1985, Mr. Brown served as Chief Executive Officer of Elmex Corp., a toy wholesale company. From 1971 to 1978, the period during which Elmex Corp. was a unit of W.
R. Grace & Co., Mr. Brown also served as a Vice President and Division Executive of W. R. Grace & Co.

         David Fraedrich has served as Executive Vice President, Chief Financial Officer, and Treasurer of the Company since October 1992. Mr. Fraedrich joined the Company in 1971 and served in various positions, assuming executive officer responsibilities in July 1975. Mr. Fraedrich has also served as an executive officer of Lifestyle and Five Star since November 1988 and March 1987, respectively, and currently serves as Executive Vice President, Chief Financial Officer, and Treasurer of these corporations.

         Barbara Brooks Fuller has served as Vice President - Retail Sales of the Company since September 1985. Ms. Fuller joined the Company in 1977, working in the Company's factory outlet store in various positions prior to becoming an executive officer in 1985. She is the sister of Mike Brooks.

         Curtis A. Loveland has served as Secretary of the Company since October 1992 and of Five Star and Lifestyle since December 1992. Mr. Loveland has been a practicing attorney for 24 years and has been a partner in the law firm of Porter, Wright, Morris & Arthur, Columbus, Ohio since 1979. Mr. Loveland also serves on the Boards of Directors of two other companies which file reports with the Securities and Exchange Commission, Applied Innovation Inc., a telecommunications products manufacturer, and Cross Medical Products, Inc. (formerly known as Danninger Medical Technology, Inc.), a medical products manufacturer.

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, as auditors for the Company for the fiscal year ending December 31, 1997. Although not required, the Board of Directors is submitting its selection to the shareholders of the Company for ratification. Deloitte & Touche LLP has served as the independent public accountants for the Company since its formation in 1992. The Board of Directors believes that the reappointment of Deloitte & Touche LLP for the fiscal year ending December 31, 1997, is appropriate because of the firm's reputation, qualifications, and experience. The Board of Directors will reconsider the appointment of Deloitte & Touche LLP if its selection is not ratified by the shareholders.

         Representatives of Deloitte & Touche LLP will be present at the meeting and will have an opportunity to make a statement if they desire to do so. Such representatives will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF ITS APPOINTMENT OF DELOITTE & TOUCHE LLP.

INFORMATION CONCERNING THE DIRECTORS, EXECUTIVE OFFICERS,
     AND PRINCIPAL SHAREHOLDERS

MEETINGS, COMMITTEES, AND COMPENSATION OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company had a total of four meetings during 1996. During 1996, each of the directors attended 75% or more of the total number of (i) meetings of the Board, and (ii) meetings of committees of the Board on which such director served. The Company compensates each director who is not an officer or employee of the Company in cash at an annual rate of $4,000, plus $500 for each committee meeting which does not occur on the same day as a Board meeting. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with the Board or committee meetings. In addition, pursuant to the Company's 1995 Stock Option Plan, each of the independent directors was granted an option to purchase 3,000 shares of the Company's Common Stock on January 1 of each year. The exercise price of such options equals 100% of the fair market value of the shares on the date of grant. The options are not exercisable until a period of one year from the date of grant and terminate on the sixth anniversary of the date of grant. Accordingly, on January 1, 1996, nonqualified options to purchase 3,000 shares of Common Stock were granted to each of Messrs. Brown, Kravetz, and Loveland at an exercise price of $6.00 per share. These nonqualified options become exercisable on July 1, 1997, and expire on July 1, 2002.

         The Company has a standing Audit Committee and Stock Option and Compensation Committee. The members of the Audit Committee are Messrs. Brown (Chairman), Loveland, and Kravetz. The Audit Committee met twice during the 1996. The Audit Committee recommends the annual appointment of the Company's auditors, with whom the Committee will review the scope of the audit, any non-audit assignments and related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures, and the adequacy of the Company's internal control procedures. During 1996, the members of the Stock Option and Compensation Committee were Messrs. Kravetz (Chairman), Brown, and Loveland. The Stock Option and Compensation Committee met once during 1996. This Committee administers the 1995 Stock Option Plan and recommends to the Board of Directors compensation for the Company's executive officers.

EXECUTIVE OFFICERS

         In addition to Mike Brooks, David Fraedrich and Barbara Brooks Fuller, the following persons are executive officers of the Company:

         Allen Sheets, age 50, has served as Senior Vice President - Manufacturing and Operations of the Company since September 1995. Prior thereto, Mr. Sheets served as Vice President - Manufacturing beginning in 1985. Prior thereto, Mr. Sheets, who joined the Company in 1979, held various management positions with the Company.

         William S. Moore, age 46, joined the Company as Vice President - Sales and Marketing in September 1995 and was elected Senior Vice President - Sales and Marketing in August 1996. Prior to that time, Mr. Moore had been employed by the Norcross Companies, Inc. ("Norcross") and its subsidiaries since 1988. He started as Vice President of Sales of Servus Footwear, a subsidiary of Norcross, in August 1988. In September 1989, Mr. Moore became the Vice President of Sales for the Fire and Industrial Division of Servus Footwear. In January 1991, he was elected to the position of Vice President of Sales for the Consumer, Fire and Industrial Division of Norcross. In January 1993, Mr. Moore became the Group Vice President of Sales for Norcross and, in January 1995, he was elected to the office of Corporate Vice President of Sales for Norcross. When Norcross subsequently split into two companies, Norcross Footwear, Inc. and Norcross Safety Products, Inc. in June 1995, Mr. Moore became the Vice President of Sales for Norcross Safety Products, Inc.

         Theodore A. Kastner, age 64, has served as Vice President - Product Development and Sourcing of the Company since May 1993. Prior to his election as Vice President of the Company, Mr. Kastner had been the Director of Sourcing for The Timberland Co. since 1990.

         Officers are elected annually by the Board of Directors and serve at its discretion. There are no family relationships among directors and executive officers of the Company, except that Mike Brooks and Barbara Brooks Fuller are siblings.

OWNERSHIP OF COMMON STOCK BY MANAGEMENT

         The following table sets forth information regarding beneficial ownership of the Company's Common Stock and Series A Preferred Stock by each director, each of the Company's executive officers named in the Summary Compensation Table, and the directors and executive officers of the Company as a group as of February 28, 1997:

                                                NUMBER OF SHARES BENEFICIALLY              PERCENT
                NAME                                       OWNED(1)                      OF CLASS(1)
-------------------------------------           ------------------------------         ----------------
Mike Brooks                                             462,419 Common (2)                   12.0%
                                                         20,000 Preferred (3)                21.5%
Leonard L. Brown                                          9,500 Common (2)                       *
David Fraedrich                                         177,200 Common (2)(4)                 4.6%
                                                          5,000 Preferred (3)                 5.4%
Barbara Brooks Fuller                                   329,500 Common (2)                    8.6%
                                                         15,000 Preferred (3)                16.2%
Stanely I. Kravetz                                        8,750 Common (2)                       *
Curtis A. Loveland                                       14,250 Common (2)                       *
Robert D. Stix                                           25,000 Common (2)(5)                    *
James L. Stewart                                          1,000 Common                           *
William S. Moore                                          9,350 Common (2)                       *
Theodore A. Kastner                                      28,810 Common (2)                       *
Robert A. Hollenbaugh(6)                                101,050 Common (2)                    2.6%
                                                          5,000 Preferred (3)                 5.4%
All Directors and Executive                           1,178,029 Common (2)                   29.4%
Officers as a Group (12 Persons)                         45,000 Preferred (3)                48.6%


----------------------
*indicates less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported. "Percentage of Class" is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on February 28, 1997, plus the number of shares such person has the right to acquire within 60 days of February 28, 1997.

(2) Includes 23,250 shares of Common Stock for Mr. Brooks, 8,750 shares of Common Stock for Mr. Brown, 53,000 shares of Common Stock for Mr. Fraedrich, 5,000 shares of Common Stock for Ms. Fuller, 25,000 shares of Common Stock for Mr. Hollenbaugh, 8,750 shares of Common Stock for Mr. Kravetz, 8,750 shares of Common Stock for Mr. Loveland, 23,000 shares of Common Stock for Mr. Stix, 6,750 shares of Common Stock for Mr. Moore, 13,250 shares of Common Stock for Mr. Kastner, and 187,700 shares of Common Stock for all directors and executive officers as a group, which could have been acquired under stock options exercisable within 60 days of February 28, 1997. Also includes 20,000 shares of Common Stock for Mr. Brooks, 5,000 shares of Common Stock for Mr. Fraedrich, 15,000 shares of Common Stock for Ms. Fuller, 5,000 shares for Mr. Hollenbaugh, and 45,000 shares of Common Stock for all directors and executive officers as a group, in each case to be issued upon conversion of the Company's Series A Preferred Stock.

(3) Each share of Series A Preferred Stock may be converted at any time, at the option of the holder, into one share of Common Stock, on a share-for-share basis, and will automatically be converted into one share of Common Stock on February 3, 1998.

(4) Includes 500 shares of Common Stock owned by members of Mr. Fraedrich's immediate family. Mr. Fraedrich disclaims beneficial ownership of these shares.

(5) Includes 2,000 shares of Common Stock owned by Mr. Stix' spouse. Mr. Stix disclaims beneficial ownership of these shares.

(6) Mr. Hollenbaugh resigned from his position as Senior Vice President - Sales effective November 30, 1996.

OWNERSHIP OF COMMON STOCK BY PRINCIPAL SHAREHOLDERS

       The following table sets forth information as of February 28, 1997 (except as noted below), relating to the beneficial ownership of Common Stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock.

                                                      NUMBER OF SHARES                     PERCENT
              NAME OF                                 OF COMMON STOCK                        OF
        BENEFICIAL OWNER(1)                        BENEFICIALLY OWNED(2)                  CLASS(3)
------------------------------------           ------------------------------            -----------
Mike Brooks                                             462,419 (4)(5)                      12.0%
Barbara Brooks Fuller                                   329,500 (4)(5)                       8.6%
Jay W. Brooks                                           303,180 (4)                          7.9%
Patricia H. Robey                                       258,470 (4)(5)                       6.8%

----------------------

(1) The address of Mike Brooks, Barbara Brooks Fuller, Jay W. Brooks, and Patricia H. Robey is c/o Rocky Shoes & Boots, Inc., 39 East Canal Street, Nelsonville, Ohio 45764.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.

(3) "Percentage of Class" is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on February 28, 1997, plus the number of shares such person has the right to acquire within 60 days of February 28, 1997.

(4) Includes 20,000 shares of Common Stock for Mike Brooks, and 15,000 shares of Common Stock each for Barbara Brooks Fuller, Jay W. Brooks, and Patricia H. Robey, in each case to be issued upon conversion of the Company's Series A Preferred Stock.

(5) Includes 23,500 shares of Common Stock for Mr. Brooks, 8,750 of Common Stock for Ms. Fuller, and 2,250 shares of Common Stock for Ms. Robey, which could have been acquired under stock options exercisable within 60 days of February 28, 1997.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid during each of the Company's last three complete fiscal years to the Company's Chief Executive Officer and the only other executive officers of the Company whose combined salary and bonus exceeded $100,000 for 1996.

                                     SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                FISCAL            ANNUAL COMPENSATION              COMPENSATION
         NAME AND                YEAR         ------------------------------       --------------      ALL OTHER
    PRINCIPAL POSITION           ENDED           SALARY           BONUS              OPTIONS (#)     COMPENSATION
---------------------------   ------------  ----------------   --------------      ---------------   ------------
Mike Brooks(1)                  12/31/96           $160,000        $56,000               5,000        $3,897(2)
Chairman, President, and
Chief  Executive Officer of      6/30/95           $140,400         $4,722              22,000        $3,458(2)
the Company, Five Star and
Lifestyle                        6/30/94           $135,003        $23,600              10,000        $3,193(2)

David Fraedrich(1)              12/31/96           $120,000        $28,800               4,000        $2,557(2)
Executive Vice President,
Chief Financial Officer and      6/30/95            $93,600         $2,656              12,000        $2,269(2)
Treasurer of the Company,
Five Star, and Lifestyle         6/30/94            $90,000        $13,275               5,000        $2,094(2)

William S. Moore(1)(3)          12/31/96           $125,000        $30,000               2,000            --
Senior Vice President - Sales
and Marketing of the Company


Theodore A. Kastner             12/31/96           $102,000        $24,480               3,000            --
Vice President - Product         6/30/95            $95,000         $2,656              10,000            --
Development and Sourcing         6/30/94            $85,000        $10,000               5,000            --

Robert A. Hollenbaugh(4)        12/31/96           $115,000        $25,300               3,000            --
Former Senior Vice President -   6/30/95           $109,200         $2,656              12,000        $3,964(2)
Sales of the Company             6/30/94           $109,375        $13,275               5,000        $3,659(2)

----------------------

(1) The Company has entered into employment agreements with Messrs. Brooks, Moore, and Fraedrich (see "Employment Agreements" below).

(2) The Company has also entered into deferred compensation agreements with Messrs. Brooks and Fraedrich (individually, an "Employee"). Benefits under these agreements are not deferred at the election of the Employee. Rather, each agreement provides that certain benefits will be paid to the Employee or a designated beneficiary upon retirement, death, or termination of employment with the Company (or an affiliate). Under the agreements, the Employee qualifies for the benefits after 15 years of service with the Company or a predecessor corporation. If the Employee retires after age 65, the Employee or his beneficiary will receive monthly payments ranging from $1,250 to $2,500 for a ten-year period commencing 90 days after retirement. If the Employee dies prior to age 55, but after qualifying for the benefits, the Employee's beneficiary will receive $17,250 annually for ten years. If the Employee dies after age 55, but before age 65, the beneficiary will receive the greater of $17,250 annually or the amount the Employee would have received had he terminated his employment after age 65, reduced by an amount equal to 5/9ths of one percent times the number of months remaining before the Employee would have reached age 65. If the Employee terminates his employment with the Company for any reason prior to age 65, the Employee will be entitled to receive the greater of the cash surrender value of a policy of insurance purchased by the Company on the life of the Employee or the amount the Employee would have received had he terminated his employment after age 65, reduced by an amount equal to 5/9ths of one percent times the number of months remaining before the Employee would have reached age 65. Finally, the agreement provides that the Employee will not, during or after his employment with the Company, directly or indirectly, compete with the Company or disclose any confidential information relative to the business of the Company. If the Employee breaches this or any other covenant under the agreement, no further payments are due or payable by the Company to the Employee or his beneficiary and the Company has no further liability under the agreement. The benefits under these agreements have vested for Messrs. Brooks and Fraedrich. The amounts shown under "All Other Compensation" in the table above reflect the present value of the benefits earned during the years indicated.

(3)       Mr. Moore joined the Company in September 1995.

(4) Mr. Hollenbaugh resigned from his position as Senior Vice President - Sales effective November 30, 1996.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides certain information regarding stock options granted during 1996, to each of the executive officers named in the Summary Compensation Table.

                                           INDIVIDUAL GRANTS                            POTENTIAL REALIZABLE VALUE
                               ---------------------------------------------------         AT ASSUMED ANNUAL RATES
                                           % OF TOTAL                                   OF STOCK PRICE APPRECIATION
                                             OPTIONS                                         FOR OPTION TERM(1)
                               OPTIONS     GRANTED TO      EXERCISE                 ----------------------------------
                               GRANTED    EMPLOYEES IN      PRICE      EXPIRATION
NAME                             (#)      FISCAL YEAR     ($/SHARE)       DATE        0%($)        5%($)        10%($)
----------------------------   -------    ------------    ---------    ----------   -------      -------      ---------
Mike Brooks                      5,000(2)     7.8%          $6.00        1/1/04        $0         $18,867      $47,812
David Fraedrich                  4,000(2)     6.3%          $6.00        1/1/04        $0         $15,093      $38,250
William S. Moore                 2,000(2)     3.1%          $6.00        1/1/04        $0          $7,547      $19,125
Theodore A. Kastner              4,000(2)     6.3%          $6.00        1/1/04        $0         $15,093      $38,250
Robert A. Hollenbaugh            3,000(2)(3)  4.7%          $6.00        1/1/04        $0         $11,320      $28,687


-------------------------------

(1) The amounts under the columns labeled "5%($)" and "10%($)" are included by the Company pursuant to certain rules promulgated by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of the Company's Common Stock. Such amounts are based on the assumption that the option holders hold the options granted for their full term. The actual value of the options will vary in accordance with the market price of the Company's Common Stock. The column headed "0%($)" is included to illustrate that the options were granted at fair market value and option holders will not recognize any gain without an increase in the stock price, which increase benefits all shareholders commensurately.

(2) On January 1, 1996, incentive options to purchase 4,000, 2,000, 4,000, and 3,000 shares of Common Stock were granted to Mr. Fraedrich, Mr. Moore, Mr. Kastner, and Mr. Hollenbaugh, respectively, and a nonqualified option to purchase 5,000 shares of Common Stock was granted to Mr. Brooks, all at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. These options vest and become exercisable at a rate of 25% per year employed after January 1, 1997, and terminate on January 1, 2004.

(3) Mr. Hollenbaugh resigned from his position as Senior Vice President - Sales effective November 30, 1996.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

         The following table provides certain information regarding the exercise of stock options during 1996, and the number and value of stock options held by the executive officers named in the Summary Compensation Table as of December 31, 1996.

                             SHARES                                                           VALUE OF UNEXERCISED
                            ACQUIRED                       NUMBER OF UNEXERCISED             IN-THE-MONEY OPTIONS AT
                               ON           VALUE        OPTIONS AT FISCAL YEAR END           FISCAL YEAR END ($)(1)
                            EXERCISE       REALIZED   -----------------------------         --------------------------
          NAME                (#)            ($)      EXERCISABLE     UNEXERCISABLE         EXERCISABLE  UNEXERCISABLE
------------------------   ----------     ------      -----------     -------------         -----------  -------------
Mike Brooks                    --             --         24,500           22,500              $  6,094       $13,281
David Fraedrich                --             --         53,000           13,000              $  3,500       $10,500
William S. Moore               --             --          6,750           20,250              $ 20,969       $62,906
Theodore A. Kastner            --             --         13,250           13,750              $  4,781       $18,344
Robert A. Hollenbaugh(2)       --             --         37,750           12,250              $  2,781       $ 8,344


-------------------------------

(1) Represents the total gain which would have been realized if all in-the-money options held at fiscal year-end had been exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and per share fair market value at year-end. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

(2) Mr. Hollenbaugh resigned from his position as Senior Vice President - Sales effective November 30, 1996.

                                RETIREMENT PLAN

         The Company's Restated Retirement Plan for Non-Union Employees (the "Retirement Plan") is a defined benefit pension plan which is intended to qualify under Sections 401(a) and 501(a) of the Code. Employees, excluding leased employees and those employees covered by a collective bargaining agreement, are eligible to participate in the Retirement Plan if they are at least 21 years old and have worked at least 1,000 hours for the Company over a period of one year.

         The Retirement Plan provides for the payment of a monthly retirement benefit commencing at age 65, subject to certain early and late retirement options. The amount of the monthly benefit is determined pursuant to a formula contained in the Retirement Plan which takes the greater of 1.25% of the employee's average monthly compensation, or $10.00, and multiplies it by the employee's number of years of credited service up to a maximum of 35 years. The average monthly compensation is determined for the three consecutive years which gives the participant the highest average. Compensation for this purpose means wages which are subject to federal income tax withholding. The limit on the amount of compensation which may be taken into account for benefit accrual purposes for each participant was $150,000 for the plan year beginning in 1996.

         The following table illustrates the operation of the Retirement Plan by showing various annual retirement benefits payable to participating employees in the compensation and years of service classifications indicated, assuming that participants retire at age 65 and that each participant elects a joint and survivor annuity for the lives of the participant and his or her spouse. There is no reduction of benefits for Social Security retirement income.

   REMUNERATION                                                YEARS OF SERVICES
------------------        --------------------------------------------------------------------------------------------
                               15                  20                  25                 30                  35
                          -------------       -------------      --------------      -------------       -------------
$   80,000                   $15,000             $20,000           $25,000              $30,000             $35,000
   100,000                    18,750              25,000            31,250               37,500              43,750
   125,000                    23,438              31,250            39,063               46,875              54,688
   150,000                    28,125              37,500            46,875               56,250              65,625
   175,000*                   28,125              37,500            46,875               56,250              65,625

* The maximum pay level recognized at this time is $150,000. This maximum is indexed with the COLA % each year, with $10,000 incremental increases.

         For each of the executive officers named in the Summary Compensation Table, the compensation covered by the Retirement Plan for 1996, was $150,000 for Mr. Brooks, $148,800 for Mr. Fraedrich, $150,000 for Mr. Moore, $126,480 for Mr. Kastner, and $140,300 for Mr. Hollenbaugh. The Code imposes limitations on the amount of annual benefits payable to an individual under the Retirement Plan. This limit for the 1996 Plan Year is $150,000. The estimated years of service for each of the executive officers named in the Summary Compensation Table as of December 31, 1996 was 21.4 years for Mr. Brooks and 25.5 years for Mr. Fraedrich, 1.3 years for Mr. Moore, 3.7 years for Mr. Kastner, and 30.2 years for Mr. Hollenbaugh.

                              EMPLOYMENT AGREEMENTS

         On July 1, 1995, Messrs. Brooks and Fraedrich entered into employment agreements with the Company. Each of these employment agreements provides for a minimum base salary and a covenant not to compete. The employment agreements are substantially identical, except with respect to minimum annual base salary, which is $141,000 for Mr. Brooks and $94,000 for Mr. Fraedrich. The employment agreements are "at will" and, therefore, do not have a stated term.

         The covenant not-to-compete contained in each employment agreement is for the time of employment, plus a one-year period following termination of employment; provided, that if the employee's employment is terminated following a change in control (as defined in the employment agreements), the covenant not-to-compete will terminate immediately. If the agreement is terminated as a result of a change in control, or if the employee resigns after a change in control, the employee is entitled to receive 2.99 times his average annual compensation, including bonuses and taxable fringe benefits, over the last five taxable years immediately preceding the date of change in control, but in no event will such payments constitute excess parachute payments within the meaning of the Code. Under the employment agreements, a change in control is deemed to have occurred if (i) the Company or 50% or more of its assets or earning power is acquired and less than a majority of the outstanding voting shares of the survivor of such acquisition is owned, immediately after such acquisition, by the owners of the voting shares of the Company outstanding immediately prior to such acquisition, or (ii) there is a change in a majority of the Board of Directors of the Company over any two-year period, which has not been approved in advance by at least two-thirds of the directors of the Company in office at the beginning of the period.

         On September 7, 1995, Mr. Moore entered into an employment agreement with the Company. The employment agreement sets Mr. Moore's minimum annual base salary at $125,000. The employment agreement contains a covenant not-to-compete during his employment and for a one-year period following termination of the agreement. The employment agreement is "at-will" and, thereafter, does not have a stated term.

         The following Compensation Committee Report and Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Stock Option and Compensation Committee (the "Compensation Committee") has the authority and responsibility to determine and administer the Company's officer compensation policies and to establish the salaries of executive officers, the formula for bonus awards to executive officers, and the grant of stock options to executive officers and other key employees under the Company's 1995 Stock Option Plan. The Compensation Committee consists solely of independent directors of the Company who are not eligible to receive any stock options under the 1995 Stock Option Plan, except pursuant to the formulas provided in the plan. In general, the philosophy of the Compensation Committee is to attract and retain qualified executives, reward current and past individual performance, provide short-term and long-term incentives for superior future performance, and relate total compensation to individual performance and performance of the Company.

         On July 1, 1995, the Company entered into employment contracts, approved by the Company's Board of Directors, with Mr. Brooks and certain other executive officers. The base salaries under the employment contracts are subject to review by the Compensation Committee and may be increased periodically.

         The determination of executive officer base salaries for the fiscal year ended December 31, 1996, including increases to the minimum base salaries fixed by the employment contracts of certain executive officers (see EMPLOYMENT AGREEMENTS above), was based primarily on subjective factors, such as the Compensation Committee's perception of individual performance and the executive officer's contribution to the overall performance of the Company, and not on specific criteria. No specific weight was given to any of these factors because each of these factors was considered significant and the relevance of each varies depending upon an officer's responsibilities. These factors were also taken into account when the Compensation Committee established Mike Brooks' salary at $160,000 for the fiscal year ended December 31, 1996.

         The Company has established an executive bonus program. The bonuses payable under the executive bonus program are based on percentages of a participant's salary. The amount of the percentage bonus depends on the Company's pre-tax profits, which must be at least $3,019,495 for any bonuses to be paid under the program. The percentages range from 13% to 55%. Seven of the Company's executive officers, including Mike Brooks, were eligible to participate in the executive bonus pool for 1996. The percentage of bonuses issued under the program were allocated at the beginning of 1996 among these seven executive officers based upon the Compensation Committee's subjective perception of each executive officer's contribution to the overall profitability of the Company. Under the formula established by the program, Mr. Brooks was allocated 35% of his salary as his bonus for 1996. Under the executive bonus program, $324,489 in bonuses were awarded for 1996.

         The purpose of the Company's 1995 Stock Option Plan is to provide long-term incentives to key employees and motivate key employees to improve the performance of the Company's Common Stock. Stock option awards are considered annually by the Compensation Committee. The value of the stock options awarded is entirely dependent upon the Company's stock performance over a period of time.

          The number of shares of Common Stock subject to the options granted during 1996, was determined based on a subjective evaluation of the past performance of the individual, the total compensation being paid to the individual, the individual's scope of responsibility, and the anticipated value of the individual's contribution to the Company's future performance. No specific weight was given to any of these factors. Although information as to the options awarded to each executive officer during previous years was reviewed by the Compensation Committee, the Compensation Committee did not consider the total amount of options held by an officer in determining the size of an option awarded for 1996.

         Options were granted under the 1995 Stock Option Plan by the Company during 1996, to seven executive officers, including Mike Brooks, and twenty-five other key employees. Each stock option awarded during 1996 had an exercise price equal to the fair market value of the underlying Common Stock of the Company on the date of the grant. The options granted during 1996 vest and become exercisable at the rate of 25% per year if the option holder remains employed at the time of vesting and terminate eight years from the date of grant. All options granted during 1996 to employees are subject to certain forfeiture restrictions in the 1995 Stock Option Plan. Mike Brooks received 5,000 option shares, 7.8% of all option shares granted to employees during 1996.

         The Budget Reconciliation Act of 1993 amended the Code to add Section 162(m) which bars a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1,000,000 per year. The Compensation Committee does not believe that this law will impact the Company because the current level of compensation for each of the Company's executive officers is well below the $1,000,000 salary limitation.

                                   STOCK OPTION AND COMPENSATION COMMITTEE

                                   Leonard L. Brown
                                   Stanley I. Kravetz
                                   Curtis A. Loveland

                                PERFORMANCE GRAPH

                      COMPARISON OF CUMULATIVE TOTAL RETURN
           AMONG THE COMPANY, THE NASDAQ STOCK MARKET COMPOSITE INDEX
                    AND THE STANDARD & POOR'S FOOTWEAR INDEX

         The following Performance Graph compares the performance of the Company with that of the NASDAQ Stock Market Composite Index and the Standard & Poor's Footwear Index, which is a published industry index. The comparison of the cumulative total return to shareholders for each of the periods assumes that $100 was invested on February 3, 1993 (the effective date the Company's Common Stock was registered under the Securities Exchange Act of 1934, as amended), in the Common Stock of the Company, and in the NASDAQ Stock Market Composite Index and the Standard & Poor's Footwear Index and that all dividends were reinvested.



                            Feb-93     Dec-93      Dec-94     Dec-95   Dec-96
Rocky Shoes & Boots, Inc.     100       177.5      92.5        60      88.75
S&P Footwear 500              100          78        99       133        219
Nasdaq Composite              100         116       112       157        193

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 1996, Messrs. Brown, Kravetz, and Loveland served as members of the Compensation Committee. None of these members was an executive officer or employee of the Company or its subsidiaries during or prior to his service as a member of the Compensation Committee. Certain other directors, executive officers, and principal shareholders of the Company, or members of their immediate families, have participated in transactions with, or have had certain business relationships with, the Company during 1996.

         On December 21, 1992, the Company entered into a Buy-Sell Agreement with Mike Brooks, Barbara Brooks Fuller, Charles Stuart Brooks, Jay W. Brooks, and Patricia H. Robey (the "Brooks Shareholders"), each of whom, with the exception of Charles Stuart Brooks, is an executive officer, director, and/or principal shareholder of the Company. Charles Stuart Brooks is the brother of the other Brooks Shareholders. The Buy-Sell Agreement provides that upon the death of a Brooks Shareholder or a voluntary or involuntary transfer of any shares owned by a Brooks Shareholder, the nontransferring Brooks Shareholders will have the first option, and the Company will have the second option, to purchase the shares which are the subject of the transfer. The only transfer under this agreement which does not trigger the buy-sell option is a transfer to a family member who agrees to become a party to the agreement. The purchase price of the shares is determined by agreement at the time the options are exercised, by appraisal, or, if the shares are traded on the Nasdaq National Market or an exchange, the average closing price of the shares for the 30 days immediately preceding the event that triggered the exercise of the options under the agreement. During fiscal 1994, the Company purchased 116,952 shares of Common Stock and 7,143 shares of Series A Preferred Stock from the former spouse of Charles Stuart Brooks pursuant to this agreement at a price of $9.88 per share, $1,226,059 in the aggregate. The Company paid cash of $306,515 and issued a promissory note for the remaining $919,544 for these shares. This promissory note bears interest at the prime rate (as defined in the agreement) plus 2% (a total of 10.25% at December 31, 1996) and is payable in five equal annual installments through December 20, 1998. On December 31, 1996, the remaining amount owed under this note was $367,818. On February 3, 1995, the Brooks Shareholders and the Company amended the Buy-Sell Agreement and released 25% of the shares of Common Stock of each Brooks Shareholder from the Buy-Sell Agreement. On June 30, 1996, the Brooks Shareholders and the Company amended the Buy-Sell Agreement and released an additional 25% of the shares of Common Stock of each Brooks Shareholder from the Buy-Sell Agreement.

         Rocky Co. leases its 41,000 square foot manufacturing facility in Nelsonville, Ohio, from the William Brooks Real Estate Company, an Ohio corporation, which is owned by the Brooks Shareholders. The lease has a ten-year term, ending February 28, 1997, and provides for rent at the rate of $6,000 per month. Rocky Co. has the option to renew the lease for two additional five-year periods and the rent during those renewal periods will not exceed $6,000 per month. The Company believes, based on its knowledge of comparable properties, that this lease was made on terms no less favorable to the Company or its affiliates than it could have obtained from unrelated parties.

         Mr. Loveland, a director of the Company, is a partner in the law firm of Porter, Wright, Morris & Arthur, which provides legal services to the Company.

         Pursuant to an August 3, 1994, agreement with The Kravetz Group, a company controlled by Stanley I. Kravetz, a member of the Board of Directors, the Company has employed The Kravetz Group as the Company's exclusive worldwide trademark licensing agent to locate prospective licensees to offer non-footwear products consistent with the Company's brand image and bearing the Company's trademarks. The agreement continues from year to year and may be terminated by either party upon two months written notice. The Kravetz Group is to receive one-third of the license fees received by the Company from licensees introduced by The Kravetz Group and is responsible for its own expenses, except expenses for mailing marketing materials, travel to and from the Company, and attendance at trade shows at the request of the Company.

         The Company believes that all terms of the transactions and existing arrangements set forth above are no less favorable to the Company than similar transactions and arrangements which might have been entered into with unrelated parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and greater than 10% shareholders, to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission. Copies of the reports are required by SEC regulation to be furnished to the Company. Based on its review of such reports and written representations from reporting persons, the Company believes that all filing requirements were complied with during fiscal 1996.

PROPOSALS BY SHAREHOLDERS FOR 1998 ANNUAL MEETING

         If any shareholder of the Company wishes to submit a proposal to be included in next year's Proxy Statement and acted upon at the annual meeting of the Company to be held in May 1998, the proposal must be received by the Secretary of the Company at the principal executive offices of the Company, 39 East Canal Street, Nelsonville, Ohio 45764, prior to the close of business on December 5, 1997. Any proposal submitted after that date may be omitted by the Company from the Proxy Statement and form of proxy relating to that meeting.

OTHER MATTERS

         As of the date of this Proxy Statement, management knows of no other business that will come before the meeting. Should any other matter requiring a vote of the shareholders arise, the proxy in the enclosed form confers upon the persons designated to vote the shares discretionary authority to vote with respect to such matter in accordance with their best judgment.

         The Company's 1996 Annual Report to Shareholders, including financial statements, was furnished to shareholders prior to or concurrently with the mailing of this proxy material.

                                         By order of the Board of Directors,

                                         Curtis A. Loveland
                                         Secretary

                            ROCKY SHOES & BOOTS,INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholders of Rocky Shoes & Boots, Inc. whose name appears on the reverse side hereby appoints Mike Brooks, David S. Fraedrich, and Curtis A. Loveland, or any one or more of them, as attorneys and proxies with full power of substitution to vote all of the Common Stock of Rocky Shoes & Boots, Inc. which such shareholder is entitled to vote at the Annual Meeting of Shareholders of Rocky Shoes & Boots, Inc. to be held at Stuart's Opera House, 34 Public Square, Nelsonville, Ohio, on Tuesday, May 20, 1997, and at any adjournment or adjournments as indicted on the reverse side.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR THE RATIFICATION OF DELOITTE & TOUCHE L.L.P.


 PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

--------------------------------          ------------------------------------

--------------------------------          ------------------------------------

--------------------------------          ------------------------------------

ROCKY SHOES & BOOTS, INC.
C/O CORPORATE TRUST SERVICES
MALL DROP 1090F5
38 FOUNTAIN SQUARE PLAZA
CINCINNATI, OH 45263



                              fold and detach here
--------------------------------------------------------------------------------

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

1. Election of Class II Directors. FOR / /  WITHHELD / / FOR ALL EXCEPT / /
                                      Mike Brooks, Stanley I. Kravetz, Robert D. Stix and James L. Stewart

If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR
ALL EXCEPT" box and strike a line through that nominee's name. Your shares shall be voted for the remaining nominees.

2. Ratification of appointment of Deloitte & Touch LLP to serve as the
   Company's independent public accountants for the fiscal year ending
   December 31, 1997.               FOR / /     AGAINST / /       ABSTAIN / /

3. In their discretion to vote upon such other matters as may properly come
   before the meeting.                        Dated
                                                   ----------------------------

                                                   ----------------------------
                                                     shareholder sign here

                                                   ----------------------------
                                                       Co-owner sign here
                                                   Please be sure to sign and
                                                   date this Proxy. Mark box
                                                   at right if comments or
                                                   address change have been
                                                   noted on the reverse of this
                                                   card.  / /